SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2011 (August 31, 2011)

DENTSPLY International Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-16211 (Commission File Number)	39-1434669 (IRS Employer Identification No.)

221 West Philadelphia Street,

York, Pennsylvania 17405-0872

(Address of Principal Executive Offices)

(717) 845-7511

(Registrant’s Telephone Number, Including Area Code)

NO CHANGE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On September 1, 2011, DENTSPLY International Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Filing”) with the Securities and Exchange Commission to report the completion on August 31, 2011 of the acquisition by the Company of the entire issued share capital of Astra Tech AB (the “Acquisition”).  The Initial Filing contained the unaudited pro forma combined financial statements of the Company for the year ended December 31, 2010 and as of and for the six months ended June 30, 2011 (the “Pro Forma Financial Statements”).  The Pro Forma Financial Statements gave pro forma effect to the Acquisition and certain related financing transactions, including the internal movement of cash and structure of debt, as if the Acquisition and related financing transactions, including the internal movement of cash and structure of debt, had occurred on the first day of the earliest period presented in the case of the pro forma combined statements of operations and as of the balance sheet date in the case of the pro forma combined balance sheet.  This Current Report on Form 8-K/A is being filed to amend and restate the Pro Forma Financial Statements to (i) update the Company’s preliminary assignment of purchase price consideration, (ii) update the total amount of costs that the Company expects to incur in connection with the Acquisition and (iii) reflect the final terms of the financing transactions, including the internal movement of cash and structure of debt, relating to the Acquisition.

Item 9.01(b) and Exhibit 99.3 of Item 9.01(d) of the Initial Filing are hereby amended and restated in their entirety as follows.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

(b)                             Pro Forma Financial Information

The unaudited pro forma combined financial statements of the Company for the year ended December 31, 2010 and as of and for the six months ended June 30, 2011 are filed as Exhibit 99.3 and are incorporated by reference herein.

(d)                                 Exhibits

EXHIBIT NO.	DESCRIPTION

99.3	Unaudited Pro Forma Combined Financial Statements of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2011	DENTSPLY INTERNATIONAL INC.

	By:	/s/ Deborah M. Rasin

Name: Deborah M. Rasin

Title: Vice President, Secretary & General Counsel